Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of Home Solutions of America, Inc. (the “Company”) on Form S-8 of our report dated March 16, 2007, on our audit of the consolidated financial statements of the Company as of December 31, 2006, and for each of the years in the three-year period then ended, which report is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ KMJ | CORBIN & COMPANY LLP

KMJ | Corbin & Company LLP
Irvine, California
May 14, 2007